Exhibit 1.1
Execution Version
COPANO ENERGY, L.L.C.
6,475,000 COMMON UNITS
REPRESENTING LIMITED LIABILITY COMPANY INTERESTS
UNDERWRITING AGREEMENT
March 3, 2010

March 3, 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
As Managers of the several Underwriters
listed on Schedule II hereto
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of common units representing limited liability company interests in the Company set forth in Schedule I hereto (the “Firm Units”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional common units set forth in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The common units representing limited liability company interests in the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The Company and its direct and indirect subsidiaries listed on Schedule III hereto are collectively referred to herein as the “Copano Entities.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a prospectus, relating to the securities (the “Shelf Securities”), including the Units, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated November 2, 2009 in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Units in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the

Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
     At or prior to the time when sales of the Units were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Prospectus”): the preliminary prospectus together with (A) the free writing prospectuses, if any, identified in Schedule I hereto and (B) the pricing information identified on Schedule IV hereto.
     As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) No Omissions or Material Misstatements. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement as of its effective time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each of the Registration Statement, when it became effective, and the Prospectus, as of its date and as of the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), complied or will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the Time of Sale when the Prospectus is not yet available to prospective purchasers, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each free writing prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act) does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus will not, as of its date and as of the Closing Date and any Option Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (c) Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) Formation and Qualification. Each of the Copano Entities (except for Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), with respect to good standing) has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation, and is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Copano Entities taken as a whole or (ii) prevent or materially interfere with the Company’s ability to consummate the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”). Each of the Copano Entities has all corporate, limited liability company, limited partnership or general partnership, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and any Option Closing Date and to conduct its business as currently conducted and as to be conducted at the Closing Date and any Option Closing Date, in each case in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (e) Authority to Act as General Partner. Each of the Company’s direct or indirect subsidiaries set forth under the heading “General Partner” on Exhibit D attached hereto has all necessary limited liability company power and authority to act as general partner of each of the subsidiaries set forth opposite its name under the heading “Limited Partnerships” on Exhibit D attached hereto.
     (f) Ownership of Subsidiaries. The Company directly or indirectly owns 100% of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of the other Copano Entities (excluding Webb/Duval, Big Horn Gas Gathering, LLC, a Delaware limited liability company (“Big Horn”), Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”), and Southern Dome, LLC, a Delaware limited liability company (“Southern Dome”), as to which the Company owns a 62.5% partnership interest, a 51% limited liability company interest, a 37.04% limited liability company interest and a majority limited liability company interest, respectively) free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to (i) the Amended and Restated Credit Agreement dated as of January 1, 2007 among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as Co-Syndication Agents, and the other lenders party thereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, as amended by the First Amendment to the Amended and Restated Credit Agreement, dated as of October 19, 2007, (the “Credit Agreement”) or (ii) the Amended and Restated Credit Agreement, dated as of April 30, 2007, among Fort Union, as the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer, the other lenders party thereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (the “Fort Union Credit Agreement”). Such capital stock, limited liability company interests or limited partnership interests, as the case may be, have been duly authorized and validly issued and are fully paid (to the extent required under such Subsidiary’s applicable constituent documents) and non-assessable (except as such nonassessability may be affected by: (A) Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, (B) Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, (C) Sections 3.03, 5.02 and 6.07 of the Texas Revised Uniform Limited Partnership Act (the “Texas LP Act”), in the case of a Texas limited partnership, (D) Section 5.09 of the Texas Limited Liability Company Act (the “Texas LLC Act”), in the case of a Texas limited liability company or (E) or

Section 2031 of the Oklahoma Limited Liability Company Act, in the case of an Oklahoma limited liability company.
     (g) No Other Subsidiaries. Other than its ownership interests in the other Copano Entities, the Company does not own and at the Closing Date and any Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.
     (h) Authorization under the Limited Liability Company Agreement. At the Closing Date and any Option Closing Date, the Units to be sold by the Company and the limited liability company interests represented thereby will be duly authorized in accordance with the Third Amended and Restated Limited Liability Company Agreement of the Company (as amended to date, the “Limited Liability Company Agreement”) and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).
     (i) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or in the Operating Agreements (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any of the Copano Entities, except for rights granted to the partners of Webb/Duval Gatherers and the members of Southern Dome, Big Horn and Fort Union pursuant to their respective constituent documents. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Copano Entities other than as have been waived or deemed waived. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for options granted pursuant to the Company’s employee benefit or other compensation plans since the date of the Company’s most recently filed proxy statement pursuant to Section 14(a) of the Exchange Act, there are no outstanding options or warrants to purchase any membership or partnership interests in or capital stock of any of the Copano Entities.
     (j) Capitalization. As of December 31, 2009, the Company had or would have had, on the consolidated historical and as adjusted basis indicated in the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein under the heading “Capitalization.”
     (k) Authority and Authorization. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Limited Liability Company Agreement, the Registration Statement, the Time of Sale Prospectus and the

Prospectus. At the Closing Date and any Option Closing Date, all limited liability company action required to be taken by the Company or any of its unitholders for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
     (l) Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company.
     (m) Limited Liability Company Agreement. The Limited Liability Company Agreement has been duly authorized, executed and delivered by affiliates of the Company’s management and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms; provided, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     (n) Subsidiary Operating Agreements. The certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents, as applicable, of the Copano Entities (excluding the Company) (collectively, the “Subsidiary Operating Agreements” and, together with the Limited Liability Company Agreement and the Certificate of Formation of the Company, as amended to date, the “Operating Agreements”) have been duly authorized, executed and delivered by the Copano Entities that are parties thereto, as applicable, and are valid and legally binding agreements of the respective parties thereto, enforceable against the respective parties thereto in accordance with their terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     (o) No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Operating Agreements, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Copano Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Copano Entities or any of their respective properties in a proceeding to which any of them or their property is or was a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Copano Entities (other than liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (p) No Consents. Except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) such consents that have been, or prior to the Closing Date, will have been obtained and (iii) such consents that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Copano Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement.
     (q) No Default. None of the Copano Entities (i) is in violation of its applicable Operating Agreement, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company without independent investigation, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Copano Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default could, if continued, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this representation, “to the knowledge of the Company” is limited to matters within the actual knowledge of the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Secretary or Senior Vice President, Controller and Principal Accounting Officer.
     (r) Conformity of Units. The Units, when issued and delivered in accordance with the terms of the Limited Liability Company Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (s) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement or the Time of Sale Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Copano Entities taken as a whole, (ii) any transaction that is material to the Copano Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Copano Entities that is material to the Copano Entities taken as a whole, (iv) any change in the capital stock, membership or other equity interests or outstanding indebtedness of any of the Copano Entities that is material to the Copano Entities taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or in respect of membership or partnership interests in, the Company or any of the direct and indirect subsidiaries of the Company (the “Subsidiaries”), except for dividends or distributions made or paid to the Company or the Subsidiaries.
     (t) Preparation of the Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical financial and operating information set forth or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) is presented fairly in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus (and any amendment or supplement thereto) are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and its Subsidiaries. The Copano Entities do not have any (i) off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act, or (ii) other liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries taken as a whole that are not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act.

     (u) Independent Registered Public Accounting Firms. Deloitte & Touche LLP, which expressed its opinion with respect to certain financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto) is, or was at the time of such opinion with respect to the financial statements, an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board.
     (v) Title to Real Property. Each of the Copano Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by such Copano Entity, free and clear of all (i) liens and security interests except liens or security interests arising under or securing indebtedness incurred under the Credit Agreement or the Fort Union Credit Agreement or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (2) such as do not materially affect the value of such property taken as a whole or (3) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that, with respect to any real property and buildings held under lease by any of the Copano Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Copano Entities taken as a whole as they have been used in the past as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (w) Insurance. The Copano Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Copano Entities has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Company and its subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and any Option Closing Date.
     (x) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated to which any of the Copano Entities is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Global Select Market (the “NASDAQ”)) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but are not described as required or that, if resolved adversely to any of the Copano Entities, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (y) No Other Agreements. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that have not been described or filed as required.
     (z) No Labor Disputes. No labor dispute with the employees of any of the Copano Entities exists or, to the knowledge of the Company, is imminent or threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (aa) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any of the Copano Entities, on the one hand, and the directors, officers, members, partners, equityholders, customers or suppliers of any of the Copano Entities, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Copano Entities to or for the benefit of any of the officers or directors of any of the Copano Entities or their respective family members, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus. None of the Copano Entities has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any of the Copano Entities.
     (bb) Sarbanes-Oxley Act of 2002. The Company and its officers and directors are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder.
     (cc) Tax Returns. Each of the Copano Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (dd) Books and Records. Each of the Copano Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ee) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual report on Form 10-K filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.
     (ff) Internal Controls. Since the end of the period covered by the Company’s most recent annual report on Form 10-K filed with the Commission, (i) other than the significant deficiency identified in a letter from Deloitte & Touche LLP dated January 22, 2010, none of the Copano Entities have been advised of (A) any significant deficiency in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for improvements and new procedures implemented as part of the Company’s review of its internal controls.
     (gg) Environmental Compliance. The Copano Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (hh) Permits. Each of the Copano Entities has, and at the Closing Date and any Option Closing Date, will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth therein and except for such permits which, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Copano Entities has, and at the Closing Date and any Option Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such permits contains, or at the Closing Date and any Option Closing Date will contain, any restriction that is materially burdensome to the Copano Entities considered as a whole.
     (ii) No Distribution. The Copano Entities have not distributed and, prior to the later to occur of (i) the Closing Date or, if applicable, any Option Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Time of Sale Prospectus and the Prospectus, in each case as contemplated by this Agreement.
     (jj) NASDAQ Listing. The Company has filed a supplemental listing application with the NASDAQ covering the Units.
     (kk) Investment Company. None of the Copano Entities is now, and after the sale of the Units to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (ll) No Stabilization Activities. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.
     (mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (nn) Lock-up Letters. The Company has obtained for the benefit of the Underwriters the lock-up letters in the form set forth on Exhibit A hereto from each of the persons named on Exhibit A-1 hereto.
     (oo) Anti-Corruption. None of the Company nor any of its Subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (pp) Compliance with Anti-Money Laundering Laws. The operations of the Copano Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Copano Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Copano Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (qq) OFAC.

     (i) Neither the Company nor any of its Subsidiaries or , to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Copano Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Copano Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Copano Entities have not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (rr) Any certificate signed by an officer of any of the Copano Entities and delivered to the Underwriters or counsel to the Underwriters shall be deemed a representation and warranty by such Copano Entity to the Underwriters as to the matters set forth therein.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Units set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.
     4. Payment and Delivery. Payment for the Firm Units shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Units shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
     The Firm Units and the Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of any of the Copano Entities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

     (ii) except as set forth in the Time of Sale Prospectus, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of any of the Copano Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Company shall furnish to you, on the Closing Date and any Option Closing Date, an opinion of Vinson & Elkins L.L.P., counsel for the Company, addressed to the Underwriters, and dated as of the Closing Date or the Option Closing Date, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you as set forth in Exhibit B hereto.
     (d) The Company shall furnish to you, on the Closing Date and any Option Closing Date, an opinion of Douglas L. Lawing, Executive Vice President, General Counsel and Secretary of Company, addressed to the Underwriters, and dated as of the Closing Date or the Option Closing Date, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to you as set forth in Exhibit C hereto.
     (e) You shall have received, on the Closing Date and any Option Closing Date, the favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated as of the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you.
     (f) No prospectus or amendment or supplement to the Registration Statement shall have been filed to which you shall have objected in writing.
     (g) The Registration Statement and any registration statement required to be filed prior to the Closing Date under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

     (h) Prior to the Closing Date and, if applicable, any Option Closing Date, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) neither the Time of Sale Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and any letter delivered with respect to an Option Closing Date shall use a “cut-off date” that is not more than five days prior to the date of such letter.
     (j) The lock-up letters, each substantially in the form of Exhibit A hereto, executed by certain executive officers and directors of the Company relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of the Closing Date and, if applicable, the Option Closing Date, as you may reasonably request.
     The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.
     6. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

     (g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that, none of the Copano Entities shall be required to qualify as a foreign entity or to take any action that would subject any of the Copano Entities to service of process in any such jurisdiction where any such entity is not presently qualified or where any such entity would be subject to taxation as a foreign entity.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Units on the NASDAQ, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.
     (j) The Company also covenants with each Underwriter that, without the prior written consent of the Managers, on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or establish a put equivalent position or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units. The foregoing sentence shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Company of Common Units upon the exercise of an option or unit appreciation right outstanding on the date hereof or pursuant to the vesting of phantom units outstanding on the date hereof, (c) the issuance of Common Units pursuant to the Company’s Long-Term Incentive Plan described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus (the “LTIP”) with respect to bonuses payable to the Company’s employees and consultants, including upon commencement of employment, (d) pledges existing on the date hereof and transfers pursuant to pledges existing on the date hereof, (e) the establishment of a trading plan (each, a “10b5-1 Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the 60-day restricted period, (f) the transfer of Common Units pursuant to existing 10b5-1 Plans outstanding on the date hereof or (g) issuances of restricted units, phantom units, unit options and unit appreciation rights that are not exercisable or do not vest during the 60-day restricted period to employees, consultants and directors of the Company and its affiliates pursuant to the LTIP.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter
     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Units from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Units and (ii) the following statements contained under the heading “Underwriting”: (A) the list of Underwriters and their respective participation in the sale of the Units, (B) the third paragraph of text related to concessions and (C) the eighth and ninth paragraphs of text related to passive market making and pricing stabilization, in each case contained in the Time of Sale Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Time of Sale Prospectus and the Prospectus.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Units set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligations hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding the foregoing, if this Agreement is terminated (i) pursuant to Section 9 because of the occurrence of any event specified therein (other than as specified in Section 9(ii)), the Company shall not be obligated to reimburse the Underwriters for any expenses specified in the immediately preceding sentence or (ii) pursuant to this Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

     (b) The Company acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, COPANO ENERGY, L.L.C.
By:	/s/ Carl A. Luna
	Name:	Carl A. Luna
	Title:	Senior Vice President and Chief Financial Officer

Underwriting Agreement Signature Page

Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WELLS FARGO SECURITIES, LLC
Acting severally on behalf of themselves
and the several Underwriters named
in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Peter C. Bowden Name: Peter C. Bowden
Title: Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ David McShane
Name: David McShane
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director
Underwriting Agreement Signature Page

SCHEDULE I

Managers:	Morgan Stanley & Co. Incorporated Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Registration Statement File No.:	333-162821

Time of Sale Prospectus	1. Base Prospectus dated November 2, 2009 relating to the Shelf Securities, including the Units.

2. The preliminary prospectus supplement dated March 2, 2010 relating to the Units.

3. Information included in Schedule IV hereto.

Lock-Up Restricted Period:	March 3, 2010 through May 2, 2010

Title of Units to be Purchased:	Common units representing limited liability company interests

Number of Firm Units:	6,475,000

Number of Additional Units	971,250

Purchase Price:	$22.13

Initial Public Offering Price:	$23.10

Selling Concession:	$0.582

Reallowance:	None

Closing Date and Time:	March 8, 2010 at 9:00 a.m., Houston Time

Closing Location:	Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin
Houston, Texas 77002

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

Address for Notices to the Company:	Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019
Schedule I

SCHEDULE II

Number of Firm Units To
Underwriter	Be Purchased
Morgan Stanley & Co. Incorporated	1,748,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,456,875
Wells Fargo Securities, LLC	1,456,875
Barclays Capital Inc.	550,375
J.P. Morgan Securities Inc.	550,375
RBC Capital Markets Corporation	550,375
Ladenburg Thalmann & Co. Inc.	161,875

Total	6,475,000

Schedule II

SCHEDULE III
SUBSIDIARIES

Jurisdiction of
Name	Formation
Alamo Creek Properties, L.L.C.	Delaware
Big Horn Gas Gathering, L.L.C. (51% limited liability company interest)	Delaware
Cimmarron Gathering, LP	Texas
CMW Energy Services, L.L.C.	Delaware
Copano Energy Finance Corporation	Delaware
Copano Energy Services/Texas Gulf Coast, L.P.	Texas
Copano Energy Services/Upper Gulf Coast, L.P.	Texas
Copano Field Facilities/Rocky Mountains, LLC	Delaware
Copano Field Services/Agua Dulce, L.P.	Texas
Copano Field Services/Central Gulf Coast, L.P.	Texas
Copano Field Services/Karnes, L.P.	Texas
Copano Field Services/Live Oak, L.P.	Texas
Copano Field Services/North Texas, L.L.C.	Delaware
Copano Field Services/Rocky Mountains, LLC	Delaware
Copano Field Services/South Texas, L.P.	Texas
Copano Field Services/Upper Gulf Coast, L.P.	Texas
Copano NGL Services, L.P.	Texas
Copano NGL Services (Markham), L.L.C.	Delaware
Copano Pipelines/Hebbronville, L.P.	Texas
Copano Pipelines/North Texas, L.L.C.	Delaware
Copano Pipelines/Rocky Mountains, LLC	Delaware
Copano Pipelines/South Texas, L.P.	Texas
Copano Pipelines/Texas Gulf Coast, LLC	Delaware
Copano Pipelines/TGC, L.P.	Texas
Copano Pipelines/Upper Gulf Coast, L.P.	Texas
Copano Pipelines/Victoria, L.L.C.	Delaware
Copano Processing/Louisiana, LLC	Oklahoma
Copano Processing, L.P.	Texas
Copano Risk Management, L.P.	Texas
Copano/Webb-Duval Pipeline, L.P.	Delaware
CPNO Services, L.P.	Texas
Fort Union Gas Gathering, L.L.C. (37.04% limited liability company interest)	Delaware
Greenwood Gathering, L.L.C.	Delaware
River View Pipelines, L.L.C.	Delaware
ScissorTail Energy, LLC	Delaware
Southern Dome, LLC (majority limited liability company interest)	Delaware
Webb/Duval Gathers (62.5% partnership interest)	Texas
Schedule III

SCHEDULE IV
Pricing Information:

Number of Units:	6,475,000 Firm Units or, if the Underwriters exercise in full their option to purchase 971,250 additional Units pursuant to Section 2 hereof, 7,446,250 Units.

Public Offering Price:	$23.10 per Unit.

III-1

EXHIBIT A
[FORM OF LOCK-UP LETTER]
________, 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of 6,475,000 common units representing limited liability company interests (the “Units”) in the Company (the “Common Units”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, he or she will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or establish a put equivalent position or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing sentence shall not apply to (a) transactions relating to the Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift; provided that in the case of any transfer pursuant to clause (b), (i) each donee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of

EXHIBIT A
the Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this letter and further provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the 60-day restricted period, (d) exercises of options to purchase Common Units issued to the undersigned pursuant to employee benefits plans, qualified unit option plans and other employee compensation plans described in the Registration Statement (as defined in the Underwriting Agreement) (excluding the exhibits thereto), the Time of Sale Prospectus (as defined in the Underwriting Agreement) and the Prospectus and held by the undersigned as of the date hereof, (e) the establishment of a trading plan pursuant to Rule 10b5-1 (each, a “10b5-1 Plan”) under the Exchange Act for the transfer of the Common Units, provided that such plan does not provide for the transfer of Common Units during the restricted period, (f) the transfer of Common Units pursuant to existing 10b5-1 Plans outstanding on the date hereof, (g) pledges existing on the date hereof and transfers pursuant to pledges existing on the date hereof or (h) dispositions to the Company of Common Units necessary to satisfy tax withholding obligations due upon the receipt or vesting of an award of Common Units under the LTIP (as defined in the Underwriting Agreement). In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Public Offering and agrees that, without the prior written consent of the Managers, on behalf of the Underwriters, he or she will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units or warrants or other rights to purchase Common Units or any such securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     If (i) the Company notifies you in writing that it does not intend to proceed with the Public Offering or (ii) for any reason the Underwriting Agreement shall be terminated prior to the Time of Sale (as defined in the Underwriting Agreement), this lock-up letter shall be terminated and the undersigned shall be released from his or her obligations hereunder.

EXHIBIT A
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT A-1
List of Parties to Execute Lock-Up Letters

Name	Position
1. Copano Partners Trust	Delaware statutory trust

2. R. Bruce Northcutt	President and Chief Executive Officer

3. Sharon Robinson	Senior Vice President; President and Chief Operating Officer, Oklahoma

4. Lari Paradee	Senior Vice President, Controller and Principal Accounting Officer

5. Douglas L. Lawing	Executive Vice President, General Counsel and Secretary

6. Carl A. Luna	Senior Vice President and Chief Financial Officer

7. John R. Raber	Executive Vice President; President and Chief Operating Officer, Rocky Mountains

8. James G. Crump	Director

9. Ernie L. Danner	Director

10. Scott A. Griffiths	Director

11. Michael L. Johnson	Director

12. T. William Porter	Director

13. William L. Thacker	Director

A-1 - 1

EXHIBIT B
OPINION OF VINSON & ELKINS L.L.P.
     (a) Formation and Qualification of Copano Group. Each of (i) Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), (ii) Copano Pipelines Group, L.L.C., a Delaware limited liability company (“CPG”), (iii) Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company (“CWDPL”), (iv) CWDPL LP Holdings, L.L.C., a Delaware limited liability company (“CWDPL Holdings”), (v) Copano Houston Central, L.L.C., a Delaware limited liability company (“CHC”), (vi) Copano Energy/Mid-Continent, L.L.C., a Delaware limited liability company (“Mid-Continent”), and (vii) Copano Energy/Rocky Mountains, L.L.C., a Delaware limited liability company (“Rocky Mountains”) (the Company, CPG, CHC, CWDPL, CWDPL Holdings, Mid-Continent and Rocky Mountains, the “Copano Group”), has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation with all limited liability company power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each member of the Copano Group is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction set forth under its name on Appendix 1 to this opinion letter.
     (b) Ownership of the Copano Group. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company owns 100% of the limited liability company interests of each of CPG, CHC, CWDPL, CWDPL Holdings, Mid-Continent and Rocky Mountains. All such limited liability company interests (including the common units representing limited liability company interests in the Company) have been duly authorized and validly issued in accordance with the applicable limited liability company agreements of the Copano Group (the “Copano Group Operating Agreements”) and are fully paid (to the extent required under the applicable Copano Group Operating Agreements) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreement or the Fort Union Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.
     (c) Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Company pursuant to this Agreement and the limited liability company interests represented thereby have been duly authorized in accordance with the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

EXHIBIT B
     (d) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement (excluding exhibits thereto), the Time of Sale Prospectus and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any member of the Copano Group pursuant to the any of the Copano Group Operating Agreements or any agreement or other instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights relating to the registration of any Units or other securities of the Company other than as have been waived. To the knowledge of such counsel, except as described in the Registration Statement (excluding exhibits thereto), the Time of Sale Prospectus and the Prospectus and except for options granted pursuant to the Company’s employee benefit or other compensation plans, there are no outstanding options or warrants to purchase any membership or partnership interests in or capital stock of any of the other Copano Entities.
     (e) Authority. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement.
     (f) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.
     (g) Enforceability of Copano Group Operating Agreements. Each of the Copano Group Operating Agreements has been duly authorized, executed and delivered by the respective member of the Copano Group that is a party thereto, as applicable, and is a valid and legally binding agreement of the respective member of the Copano Group that is a party thereto, enforceable against the respective member of the Copano Group that is a party thereto in accordance with their respective terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time-to-time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing.
     (h) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under the Securities Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Securities Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Securities Act.
     (i) Form of Documents. The Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the financial statements and the notes and schedules thereto, and other financial data and statistical data derived from financial data, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the

EXHIBIT B
requirements of the Securities Act (including, in the case of the Prospectus, Section 10(a) of the Securities Act). Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and the notes and schedules, and other financial data and statistical data derived from financial data, contained in such document, as to which such counsel expresses no opinion).
     (j) No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Copano Group pursuant to (i) the applicable Copano Group Operating Agreements, (ii) any other agreement, lease or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference in the Time of Sale Prospectus or the Prospectus or (iii) the Delaware LLC Act or federal law, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud laws.
     (k) No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Copano Group or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) as disclosed in the Registration Statement (excluding exhibits thereto), the Time of Sale Prospectus and the Prospectus.
     (l) Descriptions and Summaries. The statements and descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable (including any Incorporated Documents), under the captions “The Offering,” (excluding Use of Proceeds) “Description of Our Common Units,” “Cash Distribution Policy,” “Material Tax Consequences,” “Business—Regulation,” “Business—Environmental Matters,” and “Certain Relationships and Related Transactions,” insofar as such statements or descriptions constitute descriptions of contracts or refer to statements of law or legal conclusions, are accurate in all material respects; and the Common Units conform in all material respects to the descriptions thereof contained therein.
     (m) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel after due inquiry, except as described in the Registration Statement (excluding exhibits thereto), the Time of Sale Prospectus and the Prospectus, (i) there are no legal or governmental proceedings pending or threatened to which any of the Copano Entities is a party,

EXHIBIT B
or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Final Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act that are not described or filed as required.
     (n) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (o) Investment Company. None of the Copano Entities is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the registered independent public accounting firm of the Company and representatives of the Underwriters at which the contents of the Time of Sale Prospectus and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except to the extent specified in paragraph (l) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, as of its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and as of the Closing Date and any Option Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Time of Sale Prospectus, as of the Time of Sale and any additional Time of Sale, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data and statistical data derived from financial data included therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LLC Act and the laws of the State of New York (D) with respect to the opinions expressed in paragraph (a) above as to the due qualification or registration as a foreign limited liability company, as the case may be, of the Copano Group, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Appendix 1 (each of which will be dated not more than fourteen days prior to the Closing Date and any Option Closing Date, and shall be provided to the Underwriters), (E) state

EXHIBIT B
that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Copano Entities may be subject.
[Insert Appendix 1 listing foreign qualifications of the Copano Group]

EXHIBIT C
OPINION OF DOUGLAS L. LAWING
     (a) Formation and Qualification of the Copano Entities. Each of the subsidiaries listed in Appendix 1 (the “Copano Entities”) to this opinion letter has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation and with all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Copano Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction set forth under its name on Appendix 1 to this opinion letter.
     (b) Ownership of the Subsidiaries. The Company directly or indirectly owns of record 100% of the limited liability company interests, limited partnership interests or capital stock, as the case may be, of each of the Copano Entities (excluding (i) Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), as to which the Company owns a 62.5% partnership interest, (ii) Southern Dome L.L.C., a Delaware limited liability company (“Southern Dome”), as to which the Company owns a majority limited liability company interest, (iii) Bighorn Gas Gathering L.L.C., a Delaware limited liability company (“Bighorn”), as to which the Company owns a 51% membership interest, and (iv) Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”), as to which the Company owns a 37.04% membership interest). All such limited liability company interests, limited partnership interests or capital stock, as the case may be, has been duly authorized and validly issued in accordance with the limited liability company agreements, limited partnership agreements or articles of incorporation and bylaws, as the case may be, of such entity and are fully paid (to the extent required under their respective limited liability company agreements or limited partnership agreements) and non-assessable (except as such nonassessability may be affected by: (A) Section 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, (B) Section 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership, (C) Sections 3.03, 5.02 and 6.07 of the Texas LP Act, in the case of a Texas limited partnership, (D) Section 5.09 of the Texas LLC Act, in the case of a Texas limited liability company or (E) Section 2031 of the Oklahoma Limited Liability Company Act, in the case of an Oklahoma limited liability company); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or, in the case of Webb/Duval, Southern Dome, Bighorn and Fort Union, as set forth in its partnership agreement or limited liability agreement, as the case may be), security interests, equities, charges and other claims (other than those arising under the Credit Agreement or the Fort Union Credit Agreement).
     (c) No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of any of the Copano Entities pursuant to (i) the applicable Operating Agreement of any of the Copano Entities,

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EXHIBIT C
(ii) any other agreement, lease or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference in the Time of Sale Prospectus or the Prospectus (other than liens created under the Credit Agreement or the Fort Union Credit Agreement) or (iii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body having jurisdiction over any of the Copano Entities or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (c) with respect to federal or state securities laws or other anti-fraud laws.
     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters at which the contents of the Time of Sale Prospectus and the Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that (i) the Registration Statement, as of its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and as of the Closing Date and any Option Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Time of Sale Prospectus, as of the Time of Sale and any additional Time of Sale, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data and statistical data derived from financial data included therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the Texas LP Act and the Texas LLC Act, and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Entities may be subject.
[Insert Appendix 1 listing foreign qualifications of Copano Entities]

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EXHIBIT D

General Partner	Limited Partnerships
Copano/Webb-Duval Pipeline GP, L.L.C.	Copano/Webb-Duval Pipeline, L.P.

Copano Field Services/Central Gulf Coast GP, L.L.C.	Copano Field Services/Central Gulf Coast, L.P.

Copano Field Services GP, L.L.C.	Copano Field Services/Copano Bay, L.P.
Copano Field Services/South Texas, L.P.
Copano Field Services/Agua Dulce, L.P.
Copano Field Services/Upper Gulf Coast, L.P.
Copano Field Services/Live Oak, L.P.
Copano Field Services/Karnes, L.P.

Copano Pipelines GP, L.L.C.	Copano Pipelines/South Texas, L.P.
Copano Pipelines/Upper Gulf Coast, L.P.
Copano Pipelines/Hebbronville, L.P.

Copano Pipelines (Texas) GP, L.L.C.	Copano Pipelines/Texas Gulf Coast, L.P.

Copano Energy Services GP, L.L.C.	Copano Energy Services/Upper Gulf Coast, L.P.

Copano Energy Services (Texas) GP, L.L.C.	Copano Energy Services/TGC, L.P.

Copano NGL Services GP, L.L.C.	Copano NGL Services, L.P.

Copano Processing GP, L.L.C.	Copano Processing, L.P.

Copano/Red River Gathering GP, L.L.C.	Cimmarron Gathering, LP

CPNO Services GP, L.L.C.	CPNO Services, L.P.
Copano Risk Management, L.P.

D-1